Exhibit 3.2

BYLAWS

OF

CITIZENS FINANCIAL GROUP, INC.

As Amended and Restated April 28, 2022.

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ARTICLE 1

OFFICES

Section 1.01. Registered Office. The registered office of Citizens Financial Group, Inc. (the “Corporation”) is Corporation Service Company, 2711 Centerville Road, Ste. 400, City of Wilmington, County of New Castle, Delaware 19808.

Section 1.02. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time determine or the business of the Corporation may require.

Section 1.03. Books. The books of the Corporation may be kept within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

Section 2.01. Time and Place of Meetings. All meetings of stockholders shall be held at such place, either within or without the State of Delaware, on such date and at such time as may be determined from time to time by the Board of Directors (or the chairman of the Board of Directors in the absence of a designation by the Board of Directors).

Section 2.02. Annual Meetings. The annual meeting of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled.

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Section 2.03. Special Meetings.

(a) General.

(i) Except as otherwise provided by law or the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), and subject to the rights of the holders of one or more series of Preferred Stock (as defined in the Certificate of Incorporation), special meetings of the stockholders of the Corporation may be called by or at the direction of the Chairman of the Board of Directors or the chief executive officer of the Corporation or the Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors. A special meeting of stockholders shall be called by the Secretary upon the written request of record stockholders who own at least twenty five (25) percent of the voting power of all outstanding shares of common stock of the Corporation (the “requisite percent”) and who have continuously owned the requisite percent for a one year period ending on the date of submitting the stockholders written request to call a special meeting, subject to the remainder of this Section 2.03 (a “Stockholder Requested Special Meeting”). Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board of Directors.

(ii) For purposes of calculating the requisite percent, “ownership” shall be deemed to consist of and include only the outstanding shares of common stock as to which a person possesses both (A) the full voting and investment rights pertaining to such shares of common stock and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares of common stock; provided that the ownership of shares of the Corporation’s common stock calculated in accordance with clauses (A) and (B) shall not include any Common Stock that a person has sold in any transaction that has not been settled or closed, including a short sale, that a person has borrowed or purchased pursuant to an agreement to resell or subject to any other obligation to resell to another person, or subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by a person, whether any such instrument or agreement is to be settled with shares of the Corporation’s common stock or with cash based on the notional amount or value of common stock. “Ownership” shall include common stock held in the name of a nominee or other intermediary so long as the person claiming ownership of such common stock retains the right to instruct how the common stock is voted with respect to the election of directors and possesses the full economic interest in the common stock, provided that this provision shall not alter the obligations of any stockholder to provide the notice described in Subsection (b) of this Section 2.03.

(b) Stockholder Requested Special Meetings. In order for a stockholder requested special meeting to be called, the stockholder written request for a special meeting (the “written request”) must be signed by each stockholder, or duly authorized agent, and must be delivered to the Secretary. The written request shall be delivered to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested and set forth (i) a statement of the specific purpose(s) of the meeting and the matters proposed to be acted on at the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of the stockholders requesting the meeting; (ii) the date of signature of each such stockholder (or duly authorized agent) signing the written request, the name and address of each stockholder signing such request as it appears on the Corporation’s stock ledger, and of any beneficial owner on whose behalf the written request is signed; (iii) the number of shares of the Corporation’s common stock owned of record and beneficially by each such stockholder and include documentary evidence of such stockholder’s record and beneficial ownership of such common stock; (iv) set forth an acknowledgment by each such stockholder that the written request shall be deemed to be revoked (and any meeting scheduled in response may be canceled) if the common stock owned by such persons does not represent ownership of at least the requisite percent at all times between the date on which such written request is delivered and the date of the applicable stockholder requested special meeting, as well as an agreement by each such stockholder to notify the Corporation immediately if he, she or it ceases to own any common stock; and (v) the information required by Section 2.10(a)(ii), as applicable. A stockholder may revoke the request for a special meeting at any time by written revocation delivered to the Secretary at the principal executive offices of the Corporation.

In determining whether a stockholder requested special meeting has been requested by the record holders of common stock representing in the aggregate not less than the requisite percent as of the date of such written request to the Secretary, multiple written requests delivered to the Secretary will be considered together only if (i) each request identifies substantially the same purpose or purposes of the proposed stockholder requested special meeting and substantially the same matters proposed to be acted on at the proposed Stockholder Requested Special Meeting (in each case to be determined by the Board of Directors), and (ii) such written requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated stockholder special meeting request.

(c) Calling of a Special Meeting. The Secretary shall not be required to call a special meeting of stockholders if (i) the Board of Directors calls an annual or special meeting of stockholders to be held not later than ninety (90) days after the date on which a valid written request or multiple valid written requests have been delivered to the Secretary (the “delivery date”) and at which the same or a substantially similar item of business is to be, or could be, brought; (ii) two or more special meetings of stockholders called pursuant to the request of stockholders have been held within the twelve (12)-month period prior to the delivery date or (iii) the written request (A) is received by the Secretary during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting; (B) contains an identical or substantially similar item (a “similar item”) to an item that was presented at any meeting of stockholders held within one hundred and twenty (120) days prior to the delivery date, and for purposes of this clause (B) the election of directors shall be deemed a “similar item” with respect to all items of business involving the election or removal of directors; (C) relates to an item of business that is not a proper subject for stockholder action by the party requesting the special meeting under applicable law; (D) does not comply with this Section 2.03; or (E) was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(d) Holding a Special Meeting. Except as provided in the next sentence, any special meeting requested by stockholders in accordance with this Section 2.03 shall be held at such date, time and place, within or without the State of Delaware, as may be fixed by the Board of Directors; provided, however, that the date of any such special meeting shall not be more than 90 days after the delivery date of the valid written request received by the Secretary. Any stockholder may revoke a written request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding unrevoked requests from stockholders holding less than the requisite percent, the Board of Directors may, in its discretion, cancel the special meeting. If none of the stockholders validly requesting the special meeting appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the written request, the corporation need not present such business for a vote at such special meeting.

(e) Business Transacted at a Special Meeting. Business to be transacted at a special meeting requested by stockholders shall be limited to the purpose stated in the written request for such special meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting.

Section 2.04. Notice of Meetings and Adjourned Meetings; Waivers of Notice.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”), such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. The Board of Directors or the chairman of the meeting may adjourn the meeting to another time or place (whether or not a quorum is present), and notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which such adjournment is made. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

(b) A written waiver of any such notice signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.05. Quorum. Unless otherwise provided under the Certificate of Incorporation or these Amended and Restated Bylaws (the “Bylaws”) and subject to Delaware Law, the presence, in person or by proxy, of the holders of a majority of the total voting power of all outstanding securities of the Corporation generally entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or a majority in voting interest of the stockholders present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted that might have been transacted at the meeting as originally notified.

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Section 2.06. Voting.

(a) Unless otherwise provided in the Certificate of Incorporation and subject to Delaware Law, each stockholder shall be entitled to one vote for each outstanding share of capital stock of the Corporation held by such stockholder. Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the affirmative vote of the holders of a majority of the votes cast at the meeting on the subject matter shall be the act of the stockholders. Abstentions and broker non-votes shall not be counted as votes cast. Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specific circumstances, as may be set forth in the certificate of designations for such class or series of Preferred Stock, and the provisions of this Section 2.06, directors shall be elected by a majority of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

At each meeting of stockholders for the election of directors, each nominee who receives a majority of the votes cast with respect to his/her election shall be elected as a director; provided, however, that if the election is contested then the nominees receiving the greatest number of votes “for” his/her election shall be elected. For purposes of this Section 2.06, a majority of votes cast means that the number of shares voted “for” a director’s election must exceed the number of shares voted “against” his/her election, with abstentions and broker non-votes being disregarded. An election shall be considered “contested” if the number of nominees exceeds the number of directors to be elected by the class(es) of shares eligible to vote in such election.

(b) Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to a corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. No proxy shall be voted after 3 years from its date, unless said proxy provides for a longer period.

Section 2.07. Action by Written Consent. Except as otherwise provided by law or the Certificate of Incorporation, and subject to the rights of the holders of one or more series of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of stockholders may be effected only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with Delaware Law and this Article 2, and may not be taken by written consent of stockholders without a meeting.

Section 2.08. Organization. At each meeting of stockholders, the chairman of the Board of Directors, if one shall have been elected, or in the chairman of the Board of Director’s absence or if one shall not have been elected, the Lead Director, or in the Lead Director’s absence or if one shall not have been elected, the director designated by the vote of the majority of the directors present at such meeting, shall act as chairman of the meeting. The Secretary of the Corporation (the “Secretary”) (or in the Secretary’s absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Section 2.09. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

Section 2.10. Nomination of Directors and Proposal of Other Business.

(a) Annual Meetings of Stockholders.

(i) Nominations of persons for election to the Board of Directors or the proposal of other business to be transacted by the stockholders at an annual meeting of stockholders may be made only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof, (C) as may be provided in the certificate of designations for any class or series of Preferred Stock, (D) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in paragraph (ii) of this Section 2.10(a) and at the time of the annual meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(a), or (E) by an Eligible Stockholder (as defined in Section 2.10(c)) whose Stockholder Nominee (as defined in Section 2.10(c)) is included in the Corporation’s proxy statement and form of proxy for the annual meeting and who complies with the procedures set forth in Section 2.10(c) and, except as otherwise required by law, any failure to comply with the procedures set forth in this Section 2.10(a) or (c), as applicable, shall result in the nullification of such nomination or proposal.

(ii) For nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (D) of paragraph (i) of this Section 2.10(a), the stockholder must have given timely notice thereof in writing to the Secretary and any such proposed business (other than the nominations of persons for election to the Board of Directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 70 days after such anniversary date then to be timely such notice must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of 70 days prior to the date of the meeting or the 10th day following the day on which public announcement of the date of the meeting was first made by the Corporation. In no event shall the adjournment or postponement of any meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii) A stockholder’s notice to the Secretary shall set forth (A) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (as amended (together with the rules and regulations promulgated thereunder), the “Exchange Act”) including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1) the name and address of such stockholder (as they appear on the Corporation’s books) and any such beneficial owner;

(2) for each class or series, the number of shares of capital stock of the Corporation that are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities;

(5) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting;

(6) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or to elect each such nominee and/or (ii) otherwise to solicit proxies from stockholders in support of such proposal or nomination;

(7) any other information relating to such stockholder, beneficial owner, if any, or director nominee or proposed business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such nominee or proposal pursuant to Section 14 of the Exchange Act; and

(8) such other information relating to any proposed item of business as the Corporation may reasonably require to determine whether such proposed item of business is a proper matter for stockholder action.

If requested by the Corporation, the information required under clauses 2.10(a)(iii)(C)(2), (3) and (4) of the preceding sentence of this Section 2.10 shall be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

(b) Special Meetings of Stockholders. If the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting, then nominations of persons for election to the Board of Directors at a special meeting of stockholders may be made by any stockholder who is a stockholder of record at the time of giving of notice provided for in this Section 2.10(b) and at the time of the special meeting, who shall be entitled to vote at the meeting and who complies with the procedures set forth in this Section 2.10(b). For nominations to be properly brought by a stockholder before a special meeting of stockholders pursuant to this Section 2.10(b), the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation (A) not earlier than 150 days prior to the date of the special meeting nor (B) later than the later of 120 days prior to the date of the special meeting or the 10th day following the day on which public announcement of the date of the special meeting was first made. A stockholder’s notice to the Secretary shall comply with the notice requirements of Section 2.10(a)(iii).

(c) Inclusion of Director Nominations By Stockholders in the Corporation’s Proxy Materials.

(i) With respect to nominations to be brought before an annual meeting of stockholders pursuant to clause (E) of paragraph (i) of Section 2.10(a), and subject to the terms and conditions set forth in these Bylaws, the Corporation shall include in its proxy statement and form of proxy (hereinafter, the “proxy materials”) for an annual meeting of stockholders, in addition to the persons nominated for election by the Board of Directors or any committee thereof, the name, together with the Required Information (defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by one or more stockholders that satisfies the notice, ownership and other requirements of this Section 2.10(c) (such person or group, the “Eligible Stockholder”).

(ii) To nominate a Stockholder Nominee, the Eligible Stockholder must provide a notice that expressly elects to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 2.10(c) (the “Notice of Proxy Access Nomination”). To be timely, a Notice of Proxy Access Nomination must be delivered to, or mailed and received by, the Secretary at the

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principal executive offices of the Corporation not less than 120 days nor more than 150 days prior to the first anniversary of the date the Corporation filed its definitive proxy statement with the Securities and Exchange Commission in connection with the most recent annual meeting of stockholders (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”), provided, however, that in the event that the date of such annual meeting is advanced more than 30 days prior to or delayed more than 70 days after its first anniversary date, the Notice of Proxy Access Nomination must be received by the Corporation no earlier than 120 days prior to such annual meeting and no later than the later of (a) 70 days prior to such annual meeting or (b) the 10th day following the day on which a public announcement of the annual meeting date was first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new, or extend any, time period for the giving of the Notice of Proxy Access Nomination. In addition to other requirements set forth in this Section 2.10(c), the Notice of Proxy Access Nomination must include the name and address of the Eligible Stockholder (including each stockholder and/or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder).

(iii) For purposes of this Section 2.10(c), the “Required Information” that the Corporation will include in its proxy materials is (a) the information concerning the Stockholder Nominee and the Eligible Stockholder that the Corporation determines is required to be disclosed in the Corporation’s proxy materials by the regulations promulgated under the Exchange Act; and (b) if the Eligible Stockholder so elects, a Statement (defined below). Nothing in this Section 2.10(c) shall limit the Corporation’s ability to solicit against and include in its proxy materials its own statements relating to any Stockholder Nominee.

(iv) The maximum number of Stockholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office and subject to election by the holders of the Corporation’s common stock as of the Final Proxy Access Nomination Date, or if such number is not a whole number, the closest whole number below 20% (the “Permitted Number”); provided, however, that the Permitted Number for any particular annual meeting shall be reduced by (1) the number of Stockholder Nominees submitted by an Eligible Stockholder who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting; (2) the number of incumbent directors who had been Stockholder Nominees with respect to any of the immediately preceding three annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors; and (3) the number of director candidates that will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders as an unopposed (by the Corporation)

nominee pursuant to any agreement, arrangement or understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or other understanding entered into in connection with the acquisition of shares by such stockholder or group of stockholders from the Corporation), other than any such director candidate who was elected, as a nominee of the Board of Directors, at each of the preceding two annual meetings (provided that the Permitted Number after such reduction pursuant to this clause (3) will in no event be less than one); provided, further, that in the event that one or more vacancies for any reason occurs on the Board of Directors at any time after the Final Proxy Access Nomination Date and before the date of the applicable annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 2.10(c) exceeds the Permitted Number, each Eligible Stockholder will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, with preference provided based on the number (largest to smallest) of shares of the Corporation’s common stock owned by each Eligible Stockholder (as disclosed in such Stockholder Nominee’s Notice of Proxy Access Nomination) pursuant to this Section 2.10(c). If the Permitted Number is not reached after each Eligible Stockholder has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(v) For purposes of this Section 2.10, an “Eligible Stockholder” shall mean either (A) a person who owns and has continuously owned for the three-year period ended on the date of submission of such person’s Notice of Proxy Access Nomination at least the Minimum Number of shares of the Corporation’s common stock or (B) a group consisting of not more than 20 persons each member of which owns and has continuously owned for the three-year period ended on the date of submission of such group’s Notice of Proxy Access Nomination a number of shares of the Corporation’s common stock that, when added to the number of shares of common stock owned by the other members of such group, is at least equal to the Minimum Number, and in each case of clause (A) or (B), continues to own such shares at all times between the date that the Notice of Proxy Access Nomination is submitted to the Corporation and the date of the applicable annual meeting of stockholders (and any adjournment or postponement thereof); provided that no group may include any person that has submitted or subsequently submits a Notice of Proxy Access Nomination with respect to the same annual meeting of stockholders or has nominated pursuant to this Section 2.10 an incumbent director within the preceding three years or any person that is or was a member of another group that has submitted or subsequently submits a Notice of Proxy Access Nomination with respect to the same annual meeting of stockholders or has nominated pursuant to this Section 2.10 an incumbent director within the preceding three years. If any member of an Eligible Stockholder consisting of a group of persons shall withdraw from such group prior to the annual meeting of stockholders following the submission of such group’s Notice of Proxy Access Nomination, such group shall cease to be an Eligible Stockholder unless the remaining members of such group would have satisfied the requirements of this Section 2.10(c) at the time of the submission of such group’s Notice of Proxy Access Nomination. The “Minimum Number” of shares of the Corporation’s common stock means 3% of the number of outstanding shares of common stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Notice of Proxy Access Nomination. Two or more funds that are (a) under common management and investment control, (b) under common management and funded primarily by a single employer or (c) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940 (such funds together under each of (a), (b) or (c) comprising a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 2.10(c)(v), and treated as one person for the purpose of determining ownership in Section 2.10(c)(vi), provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 2.10. No stockholder or beneficial holder may be a member of more than one group constituting an Eligible Stockholder under this Section 2.10(c).

(vi) For purposes of this Section 2.10(c), “ownership” shall be deemed to consist of and include only the outstanding shares of the Corporation’s common stock as to which a person possesses both (a) the full voting and investment rights pertaining to such shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares of the Corporation’s common stock calculated shall not include any shares (1) that a person has sold in any transaction that has not been settled or closed, including any short sale, (2) that a person has borrowed or purchased pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by a person, whether any such instrument or agreement is to be settled with shares of the Corporation’s common stock or with cash based on the notional amount or value of such shares, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, the person’s full right to vote or direct the voting of any such shares, and/or hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person. “Ownership” shall include shares of the Corporation’s common stock held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares, provided that this provision shall not alter the obligations of any stockholder to provide the Notice of Proxy Access Nomination. Ownership of shares shall be deemed to continue (x) during any period in which shares have been loaned if the person claiming ownership may terminate the shares lending within 3 business days, such person recalls such loaned shares within 3 business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials, and such person holds such recalled shares through the date of the annual meeting and (y) during any period in which any voting power has been delegated by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time without condition. The determination of the extent of “ownership” of shares for purposes of this Section 2.10(c) shall be made in good faith by the Board of Directors, which determination shall be conclusive and binding on the Corporation and the stockholders. The terms “owned”, “owning” and other variations of the word “own” shall have correlative meanings. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares of the Corporation’s common stock it is deemed to own for the purposes of this Section 2.10(c).

(vii) No later than the Final Proxy Access Nomination Date, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder) must provide the following information in writing to the Secretary: (a) one or more written statements from the record holder of the shares of the Corporation’s common stock (and from each intermediary through which the shares of the Corporation’s common stock are or have been held during the requisite three-year holding period) verifying that, as of a date within 3 business days of the date the Notice of Proxy Access Nomination is sent to the Corporation, the Eligible Stockholder owns, and has owned continuously for the preceding 3 years, the Minimum Number of shares of the Corporation’s common stock, and the Eligible Stockholder’s agreement to provide (A) within 5 business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of such shares through the record date, and (B) immediate notice if the Eligible Stockholder ceases to own any of such shares prior to the date of the applicable annual meeting of stockholders; (b) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected; and (c) a copy of the Schedule 14N that has been, or concurrently is filed, with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act (or successor rule). In addition, no later than the Final Proxy Access Nomination Date, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying

Fund and/or beneficial owner whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder) must provide to the Secretary a signed and written agreement of the Eligible Stockholder setting forth: (a) a representation that the Eligible Stockholder (A) acquired the Minimum Number of shares of the Corporation’s common stock in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (B) intends to maintain qualifying ownership of the Minimum Number of shares of the Corporation’s common stock through the date of the applicable annual meeting of stockholders, (C) has not nominated and will not nominate for election to the Board of Directors at the applicable annual meeting of stockholders any person other than its Stockholder Nominee, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (or successor rule) in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) will not distribute to any stockholder any form of proxy for the applicable annual meeting of stockholders other than the form distributed by the Corporation, and (F) (a) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise will comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 2.10(c); (b) in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and (c) an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless (jointly with all other group members in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss or damages, expenses and other costs, including attorney’s fees in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination, solicitation or other activity by the Eligible Stockholder in connection with its efforts to elect the Stockholder Nominee pursuant to this Section 2.10(c), (C) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting of stockholders and (D) file with the Securities and Exchange Commission any solicitation or other communication with the

Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act. In addition, no later than the Final Proxy Access Nomination Date, a Qualifying Fund whose stock ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary documentation reasonably satisfactory to the Board of Directors that demonstrates that the funds comprising the Qualifying Fund are either (a) under common management and investment control, (b) under common management and funded primarily by a single employer, or (c) a “group of investment companies”, as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940.

(viii) The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 2.10(c) is provided, a written statement for inclusion in the Corporation’s proxy materials for the applicable annual meeting of stockholders, not to exceed 500 words, in support of the Eligible Stockholder’s Stockholder Nominee (the “Statement”). The Statement shall include disclosure of any compensatory, payment or other financial agreement, arrangement or understanding between the Stockholder Nominee and any person or entity in connection with his or her nomination, service or action as a Stockholder Nominee or as a director of the Corporation; provided, however, such disclosure shall not count towards the 500 word limit. Notwithstanding anything to the contrary contained in this Section 2.10(c), the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.

(ix) At the request of the Corporation, each Stockholder Nominee must: (a) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, that (A) the Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Corporate Governance Guidelines and Code of Conduct and any other Corporation policies and guidelines applicable to directors, (B) that the Stockholder Nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation, or any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation, and (C) that the Stockholder Nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such Stockholder Nominee, if elected as a director, will vote on any issue that has not been disclosed to the Corporation or that could interfere with such person’s ability to comply, if elected as a director, with his or her fiduciary duties under applicable law; (b) submit all completed and signed questionnaires required of the Corporation’s Board of Directors within 5 business days of receipt of each such questionnaire from the Corporation; and (c) provide within 5 business days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine (A) if such Stockholder Nominee is independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), the Office of the Comptroller of the Currency (the “OCC”) and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (B) if such Stockholder Nominee has any direct or indirect relationship with the Corporation other than those relationships that have been deemed categorically immaterial pursuant to the Corporation’s Corporate Governance Guidelines, and (C) if such Stockholder Nominee is not and has not been subject to any event specified in Item 401(f) of Regulation S-K of the Securities Act of 1933, as amended (or successor rule). In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.

(x) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (a) withdraws from or becomes ineligible or unavailable for election at that annual meeting, or (b) does not receive at least 25% of the votes cast in favor of the Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 2.10(c) for the next 2 annual meetings of stockholders. Any Stockholder Nominee who is included in the Corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 2.10(c) or any other provision of the Corporation’s Bylaws, Certificate of Incorporation, Corporate Governance Guidelines or other applicable regulation at any time before the applicable annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders and may not be substituted by the Eligible Stockholder that nominated such Stockholder Nominee. If, after the deadline for submitting a Notice of Proxy Access Nomination as set forth in this Section 2.10(c), an Eligible Stockholder becomes ineligible or withdraws its nomination or a

Stockholder Nominee becomes ineligible or unwilling to serve on the Board of Directors, whether before or after the filing of the Corporation’s definitive proxy statement with the Securities and Exchange Commission, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Stockholder Nominee or any successor or replacement nominee proposed by the Eligible Stockholder or by any other Eligible Stockholder and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that the Stockholder Nominee will not be included as a Stockholder Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(xi) The Corporation shall not be required to include, pursuant to this Section 2.10(c), a Stockholder Nominee in its proxy materials for any meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation: (a) if the Stockholder Nominee or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act (or successor rule) in support of the election of any individual as a director at the applicable annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors; (b) if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of stockholders other than a nominee of the Board of Directors; (c) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, the Federal Reserve Board, the OCC, and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors; (d) who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), is not experienced in matters of risk management for the purposes of Regulation YY of the Federal Reserve Board, is not independent for the purposes of the requirements under the FDIC Improvement Act related to designation as an “outside director”, or is not a U.S. citizen; (e) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. securities exchanges upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation; (f) who is or has been, within the past 3 years, an officer or director of a competitor; (g) whose election as a member of the Board of Directors would cause the Corporation to seek, or assist in the seeking of, advance approval or to obtain, or assist in the obtaining of, an interlock waiver pursuant to the rules or regulations of the Federal Reserve Board, the OCC or the Federal Energy Regulatory Commission; (h) whose then-current or within the preceding 10 years’ business or personal interests place such Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Stockholder Nominee to violate any fiduciary duties of directors established pursuant to applicable law, including but not limited to, the duty of loyalty and duty of care, as determined by the Board of Directors; (i) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years; (j) if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof; (k) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) does not appear at the applicable annual meeting of stockholders to present the Stockholder Nominee for election; (l) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these Bylaws, including, without limitation, this Section 2.10(c); or (m) the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Minimum Number of shares of the Corporation’s common stock through the date of the applicable annual meeting. For the purpose of this paragraph, clauses (c) through (m) will result in the exclusion from the proxy materials pursuant to this Section 2.10(c) of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Stockholder Nominee; however, clauses (a) and (b) will result in the exclusion from the proxy materials pursuant to this Section 2.10(c) of all Stockholder Nominees from the applicable annual meeting of stockholders, or, if the proxy statement already has been filed, the ineligibility of all Stockholder Nominees.

(xii) Any Stockholder Nominee who is included in the Corporation’s proxy materials for an annual meeting of stockholders pursuant to this Section 2.10(c) shall tender an irrevocable resignation in advance of the annual meeting, provided that such resignation shall expire upon the certification of the voting results of that annual meeting of stockholders. Such resignation shall become effective upon a determination by the Board of Directors or any committee thereof that (a) the information provided pursuant to this Section 2.10(c) to the Corporation by such individual or by the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who nominated such individual was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading or (b) such individual, or the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) who nominated such individual, shall have breached or failed to comply with its agreements, representations undertakings and/or obligations pursuant to these Bylaws, including, without limitation, this Section 2.10(c).

(xiii) This Section 2.10(c) shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

(d) General.

(i) To be eligible to be a nominee for election as a director, the proposed nominee must provide to the Secretary in accordance with the applicable time periods prescribed for delivery of notice under Section 2.10(a)(ii) or Section 2.10(b): (1) a completed director’s and officer’s questionnaire (in the form provided by the Secretary at the request of the nominating stockholder) containing information regarding the nominee’s background and qualifications and such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to serve as an independent director of the Corporation, (2) a representation that, unless previously disclosed to the Corporation, the nominee is not and will not become a party to any voting agreement, arrangement or understanding with any person or entity as to how such nominee, if elected as a director, will vote on any issue or that could interfere with such person’s ability to comply, if elected as a director, with his/her fiduciary duties under applicable law and (3) a representation that, if elected as a director, such nominee would be in compliance and will continue to comply with the Corporation’s corporate governance guidelines as disclosed on the Corporation’s website, as amended from time to time. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee.

(ii) No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.10. No business proposed by a stockholder shall be conducted at a stockholder meeting except in accordance with this Section 2.10.

(iii) The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws or that business was not properly brought before the meeting, and if he/she should so determine, he/she shall so declare to the meeting and the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder), does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iv) Without limiting the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.10; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10, and compliance with paragraphs (a), (b) or (c) of this Section 2.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in Section 2.10(d)(v)).

(v) Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.10 shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 under the Exchange Act, and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

ARTICLE 3

DIRECTORS

Section 3.01. General Powers. Except as otherwise provided in Delaware Law or the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 3.02. Number, Election and Term Of Office. The Board of Directors shall consist, subject to the Certificate of Incorporation, of such number of directors as shall from time to time be fixed exclusively by resolution adopted by the Board of Directors. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships and except as otherwise expressly provided in the Certificate of Incorporation) be elected by a majority of the votes of the shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Directors need not be stockholders.

Section 3.03. Quorum and Manner of Acting. Unless the Certificate of Incorporation or these Bylaws require a greater number, a majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors and, except as otherwise expressly required by law or by the Certificate of Incorporation, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Board of Directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat shall adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.04. Time and Place of Meetings. The Board of Directors shall hold its meetings at such place, either within or without the State of Delaware, and at such time as may be determined from time to time by the Board of Directors (or the chairman of the Board of Directors in the absence of a determination by the Board of Directors).

Section 3.05. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such place either within or without the State of Delaware, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 herein or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Section 3.06. Regular Meetings. After the place and time of regular meetings of the Board of Directors shall have been determined and notice thereof shall have been once given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by the chairman of the Board of Directors and shall be called by the chairman of the Board of Directors or the Secretary on the written request of three directors. Notice of special meetings of the Board of Directors shall be given to each director at least 48 hours before the date of the meeting in such manner as is determined by the Board of Directors.

Section 3.08. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by Delaware Law to be submitted to the stockholders for approval or (b) adopting, amending or repealing any Bylaw of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.09. Action by Consent. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.11. Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3.12. Vacancies. Unless otherwise provided in the Certificate of Incorporation, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in accordance with Delaware Law. Unless otherwise provided in the Certificate of Incorporation, when one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in the filling of the other vacancies.

Section 3.13. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Section 3.14. Preferred Stock Directors. Notwithstanding anything else contained herein, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolutions applicable thereto adopted by the Board of Directors pursuant to the Certificate of Incorporation, and such directors so elected shall not be subject to the provisions of Sections 3.02 and 3.12 of this Article 3 unless otherwise provided therein.

ARTICLE 4

OFFICERS

Section 4.01. Principal Officers. The principal officers of the Corporation shall be a chief executive officer, a chief financial officer, one or more vice chairpersons, a chief risk officer and a Secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose. The Corporation may also have such other principal officers, including one or more chief accounting officer or controllers, as the Board of Directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of chief executive officer and Secretary.

Section 4.02. Appointment, Term of Office and Remuneration. The principal officers of the Corporation shall be appointed by the Board of Directors in the manner determined by the Board of Directors. Each such officer shall hold office until his or her successor is appointed, or until his or her earlier death, resignation or removal. The remuneration of all officers of the Corporation shall be fixed by the Board of Directors. Any vacancy in any office shall be filled in such manner as the Board of Directors shall determine.

Section 4.03. Subordinate Officers. In addition to the principal officers enumerated in Section 4.01 herein, the Corporation may have one or more subordinate officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period as the Board of Directors may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4.04. Removal. Except as otherwise permitted with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the Board of Directors.

Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors (or to a principal officer if the Board of Directors has delegated to such principal officer the power to appoint and to remove such officer). The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.06. Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

ARTICLE 5

CAPITAL STOCK

Section 5.01. Uncertificated Shares. The shares of the Corporation shall be uncertificated unless the Board of Directors by resolution determines otherwise. Shares represented by an existing certificate will remain certificated until such certificate is surrendered to the Corporation. Except as otherwise required by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares represented by certificates of the same class and series shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the (i) chairman of the Board of Directors, or the chief executive officer or vice chairman and (ii) treasurer or an assistant treasurer or the Secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

Section 5.02. Transfer of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

Section 5.03. Authority for Additional Rules Regarding Transfer. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation, and/or the transfer agents, and/or the registrars of its stock against any claims arising in connection therewith.

ARTICLE 6

GENERAL PROVISIONS

Section 6.01. Fixing the Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the Board of Directors may in its discretion or as required by law fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall fix the same date or an earlier date as the record date for stockholders entitled to notice of such adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 6.02. Dividends. Subject to limitations contained in Delaware Law, other applicable law and regulations and the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of capital stock of the Corporation, which dividends may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Section 6.03. Year. The fiscal year of the Corporation shall commence on January 1 and end on December 31 of each year.

Section 6.04. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 6.05. Voting of Stock Owned by the Corporation. The Board of Directors may authorize any person, on behalf of the Corporation, to attend, vote at and grant proxies to be used at any meeting of stockholders of any corporation (except this Corporation) in which the Corporation may hold stock.

Section 6.06. Amendments. These Bylaws or any of them, may be altered, amended or repealed, or new Bylaws may be made, by the stockholders entitled to vote thereon at any annual or special meeting thereof or by the Board of Directors. Unless a higher percentage is required by the Certificate of Incorporation as to any matter that is the subject of these Bylaws, all such amendments must be approved by the affirmative vote of the holders of a majority of the total voting power of all outstanding securities of the Corporation, generally entitled to vote in the election of directors, voting together as a single class, or by a majority of the Board of Directors.

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